Exhibit 99.01

Zenobia Austin	Robert Nachbar	Ken Tinsley
Public Relations	Public Relations	Investor Relations
Opsware Inc.	Barokas Public Relations	Opsware Inc.
408-212-5220	206-344-3140	408-212-5241
zenobia@opsware.com	robert@barokas.com	ktinsley@opsware.com

OPSWARE INC. Q3 REVENUE GROWS 104%

Company Raises Revenue Guidance

Sunnyvale, CA – November 18, 2004 – Opsware Inc. (NASDAQ: OPSW), the leading provider of IT automation and utility computing software, today reported results for its third quarter ended October 31, 2004.

Net revenue, which is mostly recognized ratably, totaled $10.2 million for the quarter ended October 31, 2004, up 104% from the same quarter last year. The company raised its full year revenue expectation to $36.7 to $37.7 million.

GAAP net loss for the quarter, which included a $4 million charge relating to the recently announced EDS contract renewal, was approximately $(6.3) million or $(0.08) per share.

“We are extremely excited about the quarter. 104% revenue growth combined with excellent cash flow performance positions us well to lead this growing new software category. In addition, we are pleased to complete our one time equipment obligation to EDS under the new $50M software contract,” said Ben Horowitz, President and CEO of Opsware Inc. “Our strong performance drives us to raise revenue guidance for this fiscal year.”

The company will provide additional detail on its financial results and forward looking guidance related to its business and financial condition on the conference call referenced below.

About the Conference Call

Opsware will host a conference call on Thursday, November 18, 2004 beginning at 1:30 p.m. PT (4:30 p.m. ET) to detail today’s announcement. Interested parties may access the conference call by dialing (913) 981-5510. A live audio version and replay of the conference call will be available on the Investor Relations section of Opsware’s web site at http://investor.opsware.com.

About Opsware Inc. (NASDAQ: OPSW)

Opsware Inc. is the world’s leading IT automation and utility computing software company. The growth of the Internet is driving a shift from client/server computing to Web architecture. With this shift comes an overwhelming proliferation of servers and applications, creating complexity that makes an automated IT model a necessity. The Opsware System automates the complete IT lifecycle and delivers utility computing by enabling IT to automatically provision, patch, configure, secure, change, scale, audit, recover, consolidate, migrate, and reallocate servers and applications. Over 250 of the world’s largest companies, outsourcers and government agencies use Opsware to deliver this new, automated model of IT. For more information on Opsware Inc., please visit our Web site at www.opsware.com.

This press release contains forward-looking statements within the meaning of the federal securities laws regarding expectations for our future revenues, the market for our software and our opportunities in that market. These forward-looking statements are based on current information and expectations, and are subject to risks and uncertainties that could cause actual events or results to differ materially from these statements including without limitation: that there is unproven demand for our Opsware automation software, our operating results are largely dependent upon our relationship with EDS and any deterioration in our relationship with EDS could adversely affect our business and revenues, we may not release our software products on time and these products may not perform as described or as hoped, future revenue from sales of Opsware automation software is uncertain, and we may continue to incur significant operating losses as we develop our products. Additional information about these and other risks and uncertainties that could cause actual events or results to differ materially from those in any forward-looking statement is contained under the headings “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Form 10-Q for the quarterly period ended July 31, 2004 that we filed with the Securities and Exchange Commission, and subsequent filings with the SEC. We assume no obligation to update the information in this press release, to revise any forward-looking statements or to update the reasons actual events or results could differ materially from those anticipated in the forward-looking statements.

Opsware is a service mark and trademark of Opsware Inc. All other product names, service marks, and trademarks mentioned herein are trademarks of their respective owners.

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OPSWARE INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

	October 31, 2004	January 31, 2004
	(unaudited)	(A)
ASSETS
Current assets:
Cash and cash equivalents	$56,261	$55,205
Accounts receivable, net	4,146	1,687
Prepaid expenses and other current assets	3,100	3,216

Total current assets	63,507	60,108
Property and equipment, net	4,037	3,777
Restricted cash	2,740	2,911
Prepaid rent	2,461	3,001
Other assets	361	1,010
Intangibles, net	4,463	—
Goodwill	3,617	—

Total assets	$81,186	$70,807

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$1,177	$330
Accrued data center facility costs	328	6,850
Other accrued liabilities	3,869	3,594
Advances from customers	9,055	4,235
Deferred revenue, current portion	7,642	4,716
Accrued restructuring costs, current portion	173	478
Capital lease obligations, current portion	—	23

Total current liabilities	22,244	20,226
Deferred revenue, net of current portion	905	1,202
Accrued restructuring costs, net of current portion	1,620	2,154

Commitments and contingencies

Stockholders’ equity:
Common stock	85	82
Additional paid-in capital	522,919	509,202
Notes receivable from stockholders	(49)	(328)
Deferred stock compensation	(148)	(462)
Accumulated deficit	(466,384)	(461,273)
Accumulated other comprehensive income (loss)	(6)	4

Total stockholders’ equity	56,417	47,225

Total liabilities and stockholders’ equity	$81,186	$70,807

(A)	The balance sheet at January 31, 2004 has been derived from the audited consolidated financial statements at that date, but does not include all the information and footnotes required by U.S. generally accepted accounting principles for complete financial statements.

OPSWARE INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts)

(unaudited)

	Three months ended October 31,		Nine months ended October 31,
	2004	2003	2004	2003
Revenue:
License revenue	$7,284	$3,834	$19,144	$9,021
Services revenue	2,946	1,176	7,065	2,795

Net revenue	10,230	5,010	26,209	11,816
Cost and expenses:
Cost of license revenue	4,165	38	4,245	64
Cost of services revenue*	2,147	1,134	5,829	3,123
Amortization of developed technology	179	—	496	—
Research and development*	3,941	2,111	9,841	6,608
Sales and marketing*	4,124	2,240	10,515	6,501
General and administrative*	2,076	2,396	4,945	7,060
In-process research and development charges	—	—	610	—
Restructuring costs (recoveries), net	(54)	269	(1,058)	1,184
Amortization of intangibles	158	—	438	—
Amortization (reversal) of deferred stock compensation	1	66	(131)	445

Total cost and expenses	16,737	8,254	35,730	24,985

Loss from operations	(6,507)	(3,244)	(9,521)	(13,169)

Gain on sale of assets and liabilities from Managed Services Business	—	1,052	4,338	1,184
Interest and other income (expense), net	193	156	462	2,959

Loss before income taxes	(6,314)	(2,036)	(4,721)	(9,026)

Provision for income taxes	1	1	390	15

Net Loss	$(6,315)	$(2,037)	$(5,111)	$(9,041)

Basic and diluted net loss per share	$(0.08)	$(0.03)	$(0.06)	$(0.12)

Shares used in computing basic and diluted net loss per share	83,965	79,425	83,039	78,060

* Excludes amortization (reversal) of deferred stock compensation of the following (1):

Cost of services revenue	$1	$61	$(177)	$155
Research and development	—	(72)	15	192
Sales and marketing	—	40	4	145
General and administrative	—	37	27	(47)

Total amortization (reversal) of deferred stock compensation	$1	$66	$(131)	$445

(1)	Given the non-cash nature of the expense, we believe presenting amortization (reversal) of deferred stock compensation in a separate line item more accurately reflects the results of our individual operating expense categories.

OPSWARE INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands, except per share amounts)

(unaudited)

	Three months ended October 31,
	2004	2003
Operating activities:
Net loss	$(6,315)	$(2,037)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	1,014	761
Amortization of deferred stock compensation	1	66
Charge (benefit) related to stock-based compensation arrangements	(138)	1,283
Changes in operating assets and liabilities:
Accounts receivable	(689)	20
Prepaid expenses, other current assets and other assets	759	(187)
Prepaid rent	275	(3,197)
Accounts payable	472	148
Accrued data center facility costs	(2)	(993)
Other accrued liabilities	264	(1,616)
Advances from customers	3,004	(2,158)
Deferred revenue	(1,116)	4,567
Accrued restructuring costs	(139)	(7,123)

Net cash used in operating activities	(2,610)	(10,466)

Investing activities:
Net cash provided by (used in) investing activities	(1,126)	676

Financing activities:
Net cash provided by financing activities	1,700	1,905

Net decrease in cash and cash equivalents	(2,036)	(7,885)
Cash and cash equivalents at beginning of period	58,297	61,127

Cash and cash equivalents at end of period	$56,261	$53,242

Supplemental disclosures of cash flow information
Cash paid for interest	$—	$2
Supplemental schedule of non-cash investing and financing activities
Cancellation of stockholders’ notes receivable	$—	$4